                                                                  EXHIBIT 23.1



                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Joint Proxy Statement filed by CUC International Inc. and HFS Incorporated that is made a part of the Registration Statement (Form S-4) and related Prospectus of CUC International Inc. for the registration of its common stock and to the incorporation by reference therein of our report dated March 10, 1997, with respect to the consolidated financial statements and schedule of CUC International Inc. included in its Annual Report (Form 10-K) for the year ended January 31, 1997, filed with the Securities and Exchange Commission.



                                            /s/ ERNST & YOUNG LLP

                                                ERNST & YOUNG LLP


Stamford, Connecticut
August 27, 1997